EXHIBIT 10.18.14


                                 LOAN AGREEMENT

                                      Among

                        GE CAPITAL PUBLIC FINANCE, INC.,

                                   as Lender,

                                       and

                 RHODE ISLAND INDUSTRIAL FACILITIES CORPORATION,

                                   as Issuer,

                                       and

                          FINETECH LABORATORIES, LTD.,

                                   as Borrower

                          Dated as of December 1, 2002

                   -------------------------------------------

                THIS INSTRUMENT CONSTITUTES A SECURITY AGREEMENT

                 UNDER THE RHODE ISLAND UNIFORM COMMERCIAL CODE.

                  --------------------------------------------





                              Exhibit 10.18.14 - Page 1
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                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                                                          ----

ARTICLE I - DEFINITIONS AND EXHIBITS ...................................    2
         Section 1.01.  Definitions ....................................    2
         Section 1.02.  Exhibits    ....................................    6
         Section 1.03.  Rules of Construction ..........................    6

ARTICLE II - FINANCING OF EQUIPMENT AND TERMS OF LOAN ..................    6
         Section 2.01.  Acquisition of Equipment .......................    6
         Section 2.02.  Loan ...........................................    7
         Section 2.03.  Interest .......................................    7
         Section 2.04.  Payments .......................................    7
         Section 2.05.  Payment on Non-Business Days ...................    8
         Section 2.06.  Loan Payments To Be Unconditional ..............    8
         Section 2.07.  Prepayments ....................................    8

ARTICLE III - CONDITIONS PRECEDENT  ....................................    9

ARTICLE IV - REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              ISSUER ...................................................   11

ARTICLE V - REPRESENTATIONS, WARRANTIES AND COVENANTS OF
              BORROWER .................................................   14

ARTICLE VI - TITLE TO EQUIPMENT; SECURITY INTEREST .....................   17
         Section 6.01.  Title to Equipment  17
         Section 6.02.  Security Interest in Equipment .................   17
         Section 6.03.  Change in Name or Corporate
          Structure of Borrower; Change in Location
          of Borrower's Principal Place of Business ....................   18
         Section 6.04.  Liens and Encumbrances to Title ................   18
         Section 6.05.  Personal Property ..............................   19
         Section 6.06.  Assignment of Insurance ........................   19
         Section 6.08.  Agreement as Financing Statement ...............   19

ARTICLE VII - AFFIRMATIVE COVENANTS OF BORROWER ........................   20
         Section 7.01.  Reporting Requirements  ........................   20
         Section 7.02.  Books and Records; Inspection and Examination ..   21
         Section 7.03.  Compliance With Laws; Environmental Indemnity ..   21
         Section 7.04.  Payment of Taxes and Other Claims     22
         Section 7.05.  Maintenance of Equipment .......................   22
         Section 7.06.  Insurance ......................................   23
         Section 7.07.  Preservation of Existence ......................   24
         Section 7.08.  Performance by Lender ..........................   24
         Section 7.09.  Financial Covenants ............................   24
         Section 7.10.  Covenant Regarding Tax Regulatory Agreement ....   25

ARTICLE VIII - NEGATIVE COVENANTS OF BORROWER ..........................   26
         Section 8.01.  Lien ...........................................   26
         Section 8.02.  Sale of Assets .................................   26
         Section 8.03.  Consolidation and Merger .......................   26
         Section 8.04.  Accounting .....................................   26


                              Exhibit 10.18.14 - Page 2

         Section 8.05.  Transfers ......................................   26
         Section 8.07.  Place of Business ..............................   26
         Section 8.08.  Modifications and Substitutions ................   26
         Section 8.09.  Use of the Equipment ...........................   27

ARTICLE IX - DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS ...............   27

ARTICLE X - ASSIGNMENT, SUBLEASING AND SELLING .........................   28
         Section 10.01.  Assignment by Lender  .........................   28
         Section 10.02.  No Sale or Assignment by Borrower .............   28

ARTICLE XI - EVENTS OF DEFAULT AND REMEDIES ............................   28
         Section 11.01.  Events of Default  ............................   28
         Section 11.02.  Remedies on Default ...........................   30
         Section 11.03.  Return of Equipment ...........................   31
         Section 11.04.  No Remedy Exclusive ...........................   31
         Section 11.05.  Late Charge ...................................   32

ARTICLE XII - MISCELLANEOUS ............................................   32
         Section 12.01.  Costs and Expenses of Lender ..................   32
         Section 12.01A. Costs and Administrative Expenses of Issuer ...   32
         Section 12.02.  Disclaimer of Warranties  .....................   32
         Section 12.03.  Notices .......................................   33
         Section 12.04.  Further Assurance and Corrective Instruments ..   33
         Section 12.05.  Binding Effect; Time of the Essence ...........   33
         Section 12.06.  Severability ..................................   33
         Section 12.07.  Amendments ....................................   33
         Section 12.08.  Execution in Counterparts .....................   34
         Section 12.09.  Applicable Law ................................   34
         Section 12.10.  Captions ......................................   34
         Section 12.11.  Entire Agreement ..............................   34
         Section 12.12.  Usury .........................................   34
         Section 12.13.  Bound Transcripts .............................   34
         Section 12.14.  Waiver of Jury Trial ..........................   34



                              Exhibit 10.18.14 - Page 3
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         Section 12.15.  Survival of Obligations .......................   35
         Section 12.16.  Limited Liability; Immunity of Directors
           of Issuer ...................................................   35


Exhibit A - Schedule of Equipment and Loan Payments
Exhibit B - Form of Certificate of Acceptance
Exhibit C - Form of Opinion of Counsel to Borrower
Exhibit D - Form of Opinion of Bond Counsel
Exhibit E - Form of Bond
Exhibit F - Administrative Fee Schedule
Exhibit G - Form of Opinion of Israeli Counsel
Exhibit H - Form of Certificate of Chief Financial Officer









                            Exhibit 10.18.14 - Page 4

                                 LOAN AGREEMENT

Lender:           GE Capital Public Finance, Inc.
                  Suite 470
                  8400 Normandale Lake Boulevard
                  Minneapolis, MN  55437
                  Telephone:  (800) 346-3164
                  Telecopier: (612) 897-5601

Issuer:           Rhode Island Industrial Facilities Corporation
                  One West Exchange Street

                  Providence, RI  02903
                  Telephone:  (401) 222-2601
                  Telecopier: (401) 222-2102

Borrower:         FineTech Laboratories, Ltd.
                  500 Washington Street
                  Coventry, RI 02816
                  Telephone:  (401) [          ]
                  Telecopier: (401) [          ]


         THIS LOAN AGREEMENT dated as of December 1, 2002 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), Rhode Island Industrial Facilities Corporation, a public corporation and governmental agency of the State of Rhode Island and Providence Plantations (the "State"), duly organized and validly existing under the laws of the State, as issuer ("Issuer"), and FINETECH LABORATORIES, LTD., an Israeli corporation authorized to do business in the State of Rhode Island, as borrower ("Borrower").

         WHEREAS, Issuer is authorized and empowered under the laws of the State, including the Rhode Island Industrial Facilities Corporation Act, Title 45, Chapter 37.1 of the General Laws of Rhode Island (the "Act"), to issue revenue bonds and to enter into loan agreements, contracts and other instruments and documents necessary or convenient to obtain loans for the purpose of facilitating the financing of certain projects as described in the Act; and

         WHEREAS, in furtherance of the purposes of the Act, Issuer proposes to finance all or a portion of the acquisition and installation of the Equipment (as hereinafter defined) by Borrower pursuant to this Agreement by issuing a revenue bond and obtaining a loan from Lender and lending the proceeds thereof to Borrower; and

         WHEREAS, Borrower proposes to borrow the proceeds of the loan made by Lender to Issuer upon the terms and conditions set forth herein to finance the acquisition and installation of the Equipment; and

         WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to Lender as assignee of Issuer and holder of the Bond (as hereinafter defined); and

         WHEREAS, this Agreement and the Bond shall not be deemed to constitute a debt or liability or moral obligation of the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer;


                              Exhibit 10.18.14 - 5

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

         Section 1.01. DEFINITIONS . The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

         "ACQUISITION COSTS" means the contract price paid or to be paid to the Vendors or reimbursed to Borrower for any portion of the Equipment upon Borrower's acceptance thereof, including administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, installation and financing by Lender of such Equipment, which Acquisition Costs are set forth in Exhibit A hereto.

         "ADMINISTRATIVE EXPENSES" means (i) a percentage administrative fee, if any, set by a vote of the Board of Directors of the Issuer, in no case to exceed one-eighth of one percent per year of the principal amount of the Bond outstanding as set forth in Exhibit F hereto and (ii) the reasonable and necessary expenses incurred by the Issuer in connection with the issuance of the Bond and the performance of the Issuer's obligations under this Agreement.

         "AGREEMENT" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

         "BOND" means Issuer's $2,000,000 Revenue Bond (FineTech Laboratories, Ltd. Project - 2002 Series), in the form attached hereto as Exhibit E.

         "BORROWER" means FineTech Laboratories, Ltd., a Delaware corporation.

         "BUSINESS DAY" means a day other than a Saturday or Sunday on which banks are generally open for business in the State or in New York, New York.

         "CERTIFICATE OF ACCEPTANCE" means a Certificate of Acceptance, in substantially the form set forth as Exhibit B hereto, whereby Borrower acknowledges receipt in good condition of particular items of Equipment identified therein and confirms the date of delivery thereof and certain other matters.

         "CLOSING DATE" means December 26, 2002.

         "CODE" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

         "DEBT" means all (i) items of indebtedness for borrowed money which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements for borrowed money (other than for purposes of collection in the


                              Exhibit 10.18.14 - 6
ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others.

         "DEFAULT" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

         "DETERMINATION OF TAXABILITY" means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender of counsel qualified in such matters, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

         (a) the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

         (b) the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement; or

         (c) if upon sale, lease or other deliberate action taken with respect to the Equipment within the meaning of Treas. Reg. ss. 1.141-2(d), the failure to receive an unqualified opinion of bond counsel to the effect that such deliberate action will not cause interest payable by Borrower hereunder or under any Agreement to become includable in the gross income of the recipient.

         "ENVIRONMENTAL LAWS" has the meaning ascribed thereto in paragraph (h) of Article V hereof.

         "EQUIPMENT" means the property identified in Exhibit A hereto to be used in connection with Borrower's operations (including, to the extent permitted pursuant to the Code without jeopardizing the tax-exempt status of the Interest, certain items originally financed through internal advances of Borrower in anticipation of obtaining permanent financing through Issuer), together with all replacement parts, additions, repairs, accessions and accessories incorporated therein and/or affixed to such property.

         "ESCROW AGENT" means Marshall & Ilsley Trust Company, N.A., as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

         "ESCROW AGREEMENT" means the Escrow Agreement dated as of December 1, 2002 among Lender, Issuer, Borrower and Escrow Agent.

         "ESCROW FUND" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

         "EVENT OF TAXABILITY" means any act, failure to act or use of the proceeds of the Loan, change in use of the Equipment or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Regulatory Agreement by Issuer or Borrower, or the enactment of any federal legislation after the date of this Agreement, or promulgation of any income tax regulation or ruling by the Internal Revenue


                              Exhibit 10.18.14 - 7

Service after the date of this Agreement that causes the Interest to be or to become includable in Lender's gross income (as defined in the Code).

         "GROSS-UP RATE" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate an additional payment in an amount sufficient such that the sum of the Interest payment plus such additional payment would, after reduced by the federal tax (including interest and penalties) actually payable thereon, equal the amount of the Interest payment.

         "Guarantors"  means  Pharmaceutical  Resources,   Inc.,  a  New  Jersey
corporation, and Par Pharmaceutical Inc., a New Jersey corporation.

         "Guaranty" means the Guaranty Agreement dated as of December 24, 2002 executed on behalf of Guarantors.

         "INTEREST" means the portion of any payment from Issuer to Lender designated as and comprising interest.

         "INTEREST RATE" means an annual interest rate equal to 4.27%.

         "ISSUER" means Rhode Island Industrial Facilities Corporation, its successors or assigns, acting as issuer under this Agreement.

         "LENDER" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc. and (iii) except where the context requires otherwise, any assignee(s) of Lender.

         "LOAN" means the loan from Issuer to Borrower pursuant to this Agreement.

         "LOAN PAYMENTS" means the loan payments payable by Borrower pursuant to the provisions of this Agreement and the Bond as required by Article II hereof and with respect to principal as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer and holder of the Bond, in the amounts and at the times as set forth herein.

         "LOAN  PROCEEDS" means the total amount of money to be paid pursuant to
Section 2.02 hereof by Lender to Escrow Agent for deposit and application in accordance with the Escrow Agreement.

         "PAYMENT DATE" means the dates the Loan Payments are payable as specifically set forth in Exhibit A hereto.

         "PREPAYMENT AMOUNT" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer and holder of the Bond in order to prepay the Loan and the Bond, as provided in Section
2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

         "PRINCIPAL" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

         "PURCHASE AGREEMENTS" means Borrower's purchase agreements with Vendors of the Equipment.


                              Exhibit 10.18.14 - 8

         "STATE" means the State of Rhode Island and Providence Plantations.

         "TAX REGULATORY AGREEMENT" means the Tax Regulatory Agreement of even date herewith among Borrower, Issuer and Lender, as such Tax Regulatory Agreement may be amended from time to time in accordance with its terms.

         "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

         "VENDOR" means the manufacturer or vendor of an item of Equipment, as well as the agents or dealers of the manufacturer, from whom Borrower has purchased or is purchasing items of Equipment.







                              Exhibit 10.18.14 - 9

         Section 1.02. EXHIBITS . The following exhibits are attached hereto and made a part hereof:

         EXHIBIT A:  Schedule of  Equipment  and Loan  Payments  describing  the
Equipment and setting forth the principal portion of the Loan Payments, the Payment Dates and Prepayment Amounts. Issuer hereby authorizes Lender to insert in Exhibit A the serial or other identifying numbers relating to the Equipment when available.

         EXHIBIT B:  Form of Certificate of Acceptance.

         EXHIBIT C:  Form of opinion of counsel to Borrower and Guarantor.

         EXHIBIT D:  Form of opinion of bond counsel.

         EXHIBIT E:   Form of Bond.

         EXHIBIT F:   Schedule of Issuer Administrative Fees.

         EXHIBIT G:   Form of Opinion of Israeli Counsel.

         EXHIBIT H:   Form of Certificate of Chief Financial Officer.

         Section 1.03. RULES OF CONSTRUCTION . (a) The singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

         (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

         (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.

                                   ARTICLE II

                    FINANCING OF EQUIPMENT AND TERMS OF LOAN

         Section 2.01. ACQUISITION OF EQUIPMENT . Borrower either has ordered or shall order the Equipment pursuant to one or more Purchase Agreements from one or more Vendors. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any item of Equipment covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss.

         Section 2.02. LOAN . Lender hereby agrees, subject to the terms and conditions of this Agreement, to make a loan to Issuer in the amount of $2,000,000 (consisting of the proceeds of the Bond which Lender hereby agrees to purchase from Issuer); Issuer hereby agrees, subject to the terms and conditions of this Agreement, to borrow such amount from Lender and to lend such amount to Borrower; and Borrower hereby agrees to borrow such amount from Issuer. Upon


                             Exhibit 10.18.14 - 10
fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to repay the loan from Lender and to make payments on the Bond, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are deposited in the Escrow Fund.

         Section 2.03. INTEREST . The principal amount of the Bond and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Interest Rate. Interest accruing on the principal balance of such loans outstanding from time to time shall be payable on each Payment Date set forth in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and Section 2.07 hereof. Upon the occurrence of a Determination of Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate. In addition, after a Determination of Taxability, Borrower shall make immediately upon demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

         Section 2.04. PAYMENTS . Issuer shall pay the principal of, premium, if any, in accordance with Section 2.07 hereof, and interest on the Bond, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments consisting of Principal, in the amounts and on the dates set forth in Exhibit A hereto and Interest at the Interest Rate on the outstanding Principal from the immediately preceding Payment Date to the current Payment Date. As security for its obligation to pay the principal of, premium, if any, in accordance with Section 2.07 hereof, and interest on the loan from Lender, Issuer assigns to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder, all of Issuer's rights hereunder and all of Issuer's right, title and interest in and to the Equipment, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and under the Bond and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Equipment, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee and holder of the Bond, and shall be credited against Issuer's payment obligations hereunder and under the Bond. No provision, covenant or agreement contained in this Agreement or any obligation imposed on Issuer herein or under the Bond, or the breach thereof, shall constitute or give rise to or impose upon Issuer, the State or any political subdivision thereof, a pecuniary liability, a charge upon its general credit or taxing powers of Issuer, the State or any political subdivision thereof, as applicable, or a pledge of their general revenues but shall be a special obligation of Issuer payable solely from Loan Payments of Borrower and the proceeds of the sale of Equipment. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the Equipment and the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement, the Bond or the Tax Regulatory Agreement against any director, officer or employee of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

         Section 2.05. PAYMENT ON NON-BUSINESS DAYS . Whenever any payment to be made hereunder or under the Bond shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of


                             Exhibit 10.18.14 - Page 11
interest or the fees hereunder, as the case may be.

         Section 2.06. LOAN PAYMENTS TO BE UNCONDITIONAL . The obligations of Borrower to make the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Equipment to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Equipment or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

         Section 2.07. PREPAYMENTS . (a) Borrower may, in its discretion, prepay the Loan in whole at any time after the third anniversary of the date hereof by paying the applicable Prepayment Amount.

         (b) Borrower shall prepay the Loan and the Bond in whole or in part at any time pursuant to Article IX hereof by paying the applicable Prepayment Amount.

         (c) Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of an Event of Default by paying the applicable Prepayment Amount. A portion of such prepayment may be made with funds remaining in the Escrow Fund pursuant to the Escrow Agreement.

         (d) Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate.

         (e) The amounts due hereunder shall be repaid, and the amounts due under the Bond shall be paid, in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Sections 2.03 of the Escrow Agreement, and, if less than 80% of the amount deposited in the Escrow Fund has been disbursed pursuant to the Escrow Agreement, together with a prepayment premium calculated at the percentage used to determine the Prepayment Amount at the date of such prepayments.

         Upon any prepayment in part of the Loan and the Bond, the prepayment shall be applied to the Loan Payments and any other amounts due hereunder as determined by Lender.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Lender's agreement to make the loan to Issuer hereunder and to disburse the Loan Proceeds shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to
Lender:


                             Exhibit 10.18.14 - 12

         (a) This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

         (b) The Bond, properly executed on behalf of Issuer.

         (c) The Tax Regulatory Agreement, properly executed on behalf of Issuer and Borrower.

         (d) The Escrow Agreement, properly executed on behalf of Borrower, Issuer, Lender and Escrow Agent.

         (e)  The  Guaranty   Agreement  properly  executed  on  behalf  of  the
Guarantor.

         (f) A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents,
(ii) the by laws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and other instruments, agreements and certificates on behalf of Borrower.

         (g) Currently certified copies of the Articles of Incorporation of Borrower.

         (h) A Certificate of Good Standing issued as to Borrower by the Secretary of State of the State of Borrower's incorporation not more than ten
(10) days prior to the date hereof and Tax Good Standing Certificate issued by the Division of Taxation of the State of Rhode Island.

         (i) A certificate of the Secretary or an Assistant Secretary of Guarantor, certifying as to (i) the resolutions of the board of directors authorizing the execution, delivery and performance of the Guaranty and any related documents, (ii) the by laws of Guarantor, and (iii) the signatures of the officers or agents of Guarantor authorized to execute and deliver the Guaranty and other instruments, agreements and certificates on behalf of Guarantor.

         (j) Currently certified copies of the Articles of Incorporation of Guarantor.

         (k) A Certificate of Good Standing issued as to Guarantor by the Secretary of State of the state of Guarantor's organization not more than ten
(10) days prior to the date hereof.

         (l) Certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Lender.

         (m) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

         (n) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

         (o) Evidence that the issuance of the Bond for the purpose of financing of the Equipment has been approved by the "applicable elected representative" of Issuer after a public hearing held upon reasonable notice.


                             Exhibit 10.18.14 - 13

         (p) As applicable, financing statements authorized by Borrower, as debtor, and naming Issuer, as secured party, and Lender, as assignee, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Equipment is subject to certificate of title laws.

         (q) Financing statements authorized by Issuer, as debtor, and naming Lender, as secured party.

         (r) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Equipment except those financing statements filed by Lender, (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and (iv) Lender has duly filed all financing statements necessary to perfect the transfer of Issuer's interest in this Agreement and the Loan Payments.

         (s) An opinion of counsel to Borrower and Guarantor, addressed to Lender and Issuer, in the form attached hereto as Exhibit C.

         (t) An opinion of bond counsel, addressed to Lender, in form and substance acceptable to Lender.

         (u) An opinion of Israeli counsel, in the form attached hereto as Exhibit G.

         (v) A form of certificate of chief financial officer, in the form attached hereto as Exhibit H.

         (w) Payment of Lender's  fees,  commissions  and  expenses  required by
Section 12.01 hereof.

         (x) Payment of Issuer's fees, commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         (y) Any other documents or items reasonably required by Lender in connection herewith.

         Lender's agreement to make the loan to Issuer hereunder, to disburse the Loan Proceeds and to consider approval of any disbursement from the Escrow Fund shall be subject to the further conditions precedent that on the date thereof:

         (aa) Lender shall have received each of the items required for a disbursement pursuant to the Escrow Agreement;

         (bb) Lender shall have received in form and substance satisfactory to Lender Vendor invoice(s) and/or bill(s) of sale relating to the Equipment and, if such invoices have been paid by Issuer or Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code;

         (cc) the representations and warranties contained in Articles IV and V hereof are correct in all material respects on and as of the date of such disbursement as though made on and as of such date, except to the extent that


                             Exhibit 10.18.14 - 14
such representations and warranties relate solely to an earlier date; and

         (dd) no event has occurred and is continuing, or would result from such loan to Issuer or the Loan which constitutes a Default, an Event of Default or a Determination of Taxability.

         ARTICLE IVREPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

         Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

         (a) Issuer is a public corporation and governmental agency of the State duly created and validly existing under the Constitution and laws of the State.

         (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a body corporate and agency of the State.

         (c) Issuer is authorized under the Constitution and laws of the State to issue the Bond and to enter into this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

         (d) Issuer has duly authorized the issuance of the Bond and the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Bond, this Agreement, the Escrow Agreement and the Tax Regulatory Agreement against Issuer, and Issuer has complied with such public bidding requirements as may be applicable to the Bond, this Agreement, the Escrow Agreement and the Equipment. Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make the Bond, this Agreement, the Escrow Agreement and the Tax Regulatory Agreement the valid and binding obligation of Issuer.

         (e) The officer of Issuer executing the Bond, this Agreement and any related documents has been duly authorized to issue the Bond and to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

         (f) The Bond, this Agreement, the Escrow Agreement and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (g) Issuer has assigned to Lender all of Issuer's rights in the Equipment and this Agreement (except any indemnification payable to Issuer pursuant to Section 7.06 hereof, notice to Issuer pursuant to Section 12.03 hereof and its right to receive reimbursement for costs and expenses pursuant to
Section 12.01A hereof) including the assignment of all rights in the security interest in the Equipment granted to Issuer by Borrower.


                             Exhibit 10.18.14 - 15

         (h) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

         (i) None of the issuance of the Bond or the execution and delivery of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of the Bond, this Agreement, the Escrow Agreement or the Tax Regulatory Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

         (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to issue the Bond or to enter into this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of the Bond, this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

         (k) Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

         (l) The issuance of the Bond for the purpose of financing the Equipment has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

         (m) Issuer will comply fully at all times with the Tax Regulatory Agreement, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

         (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).



                             Exhibit 10.18.14 - 16

                                    ARTICLE V

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

         Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

         (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel, has power to enter into this Agreement and by proper action has duly authorized the execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the failure to be so licensed or qualified would have a material adverse effect on the Borrower's business or prospects.

         (b) Borrower has been fully authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and this Agreement, the Escrow Agreement and the Tax Regulatory Agreement have been duly authorized, executed and delivered.

         (c) The President of Borrower executing this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Borrower.

         (d) This Agreement, the Escrow Agreement and the Tax Regulatory Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

         (e) The execution and delivery of this Agreement, the Escrow Agreement and the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or by laws of Borrower or of any restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

         (f) The authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

         (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into


                             Exhibit 10.18.14 - 17
this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect the financial condition, business or properties of borrower or any of the transactions contemplated by this Agreement.

         (h) The property at which the Equipment is located is properly zoned for its current and anticipated use and the use of the Equipment will not violate any applicable zoning, land use, environmental or similar law or restriction. Borrower has all licenses and permits to use the Equipment. Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at Borrower's facilities or in connection with the operation of its facilities. Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto. Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

         (i) The Equipment is of the type authorized and permitted to be financed with the proceeds of the Bond pursuant to the Act.

         (j) Borrower owns or will own the Equipment and intends to operate the Equipment, or cause the Equipment to be operated, as a "Project," within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

         (k) Borrower will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

         (l) Borrower has heretofore furnished to Lender the compiled financial statement of Borrower for its fiscal years ended December 31, 1999 through December 31, 2001, the management-prepared financial statement of Borrower for the six (6) months ended June 30, 2001 and June 30, 2002, and those statements fairly present the financial condition of Borrower and Guarantor on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition


                             Exhibit 10.18.14 - 18

(financial or otherwise) of Borrower or the Guarantor.

         (m) Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

         (n) Borrower has or will have good and absolute title to all Equipment and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement.

         (o) All financial and other information provided to Lender by or on behalf of Borrower in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

         (p) Borrower has authorized Lender to file financing statements sufficient when filed to perfect the security interest created pursuant to this Agreement. When such financing statements are filed in the offices noted therein, Lender, as assignee of Issuer and holder of the Bond, will have a valid and perfected security interest in the Equipment, subject to no other security interest, assignment, lien or encumbrance. None of the Equipment is or will become a fixture on real estate. None of the Equipment constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind. Borrower leases the real property upon which the Equipment will be located subject to no liens or encumbrances of any kind.

         (q) Upon delivery and installation of the Equipment, Borrower will provide to Issuer and Lender a completed and executed copy of the Certificate of Acceptance attached hereto as Exhibit B.

         (r) Borrower will aid and assist Issuer in connection with preparing and submitting to the Secretary of the Treasury a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

         (s) Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

         (t) Expenses for work done by officers or employees of Borrower in connection with the Equipment will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and
(iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

         (u) Any costs incurred with respect to that part of the Equipment paid from the Loan Proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.


                             Exhibit 10.18.14 - 19

         (v) No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting an Acquisition Cost.

         (w) No person other than Borrower is in occupancy or possession of any portion of the real property where the Equipment is located.

         (x) The Equipment is property of the character subject to the allowance for depreciation under Section 167 of the Code.

         (y) The Borrower has received proper State Wide Planning approval prior to the date of this Agreement.

                                   ARTICLE VI

                     TITLE TO EQUIPMENT; SECURITY INTEREST

         Section 6.01. TITLE TO EQUIPMENT . Legal title to the Equipment and any and all repairs, replacements, substitutions and modifications to such Equipment shall be in Borrower. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep all Equipment free and clear of all such claims, liens and processes.

         Section 6.02. SECURITY INTEREST IN EQUIPMENT . This Agreement is intended to constitute a security agreement within the meaning of the UCC or other applicable law. As security for Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder. Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien, security interest, pledge and senior first priority specific charge on: (A) the Equipment, (B) all general intangibles and other property relating thereto, (C) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing property, (D) all securities, funds, moneys, deposits and other property at any time held in or subject to the Escrow Fund, (E) all accessions thereto, (F) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed or used in connection with any of the foregoing property, (G) all substitutions for any of the foregoing property and (H) products and proceeds of any of the foregoing property. Borrower authorizes Lender, and hereby grants Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Equipment and containing any other information required by the applicable UCC or other applicable law and all proper terminations of the filings of other secured parties with respect to the Equipment, in such form and substance as Lender, in its sole discretion, may determine. Issuer and Borrower agree to execute such additional documents, including financing statements, deeds of charge, assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender reasonably deems necessary or appropriate to establish and maintain the security interest created by this Section, and Issuer and Borrower hereby designate and appoint Lender as their agent, and grant to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Issuer and Borrower, as the case may be, such additional documents and to take such other actions. If requested by Lender, Borrower shall obtain a landlord and/or mortgagee's consent and waiver with respect to the property where the Equipment is located. Borrower hereby waives any right that Borrower may have to file with the applicable filing officer any financing statement, amendment, termination or other record pertaining to the Equipment and/or Lender's interest therein. If requested by Lender, Borrower shall conspicuously mark the Equipment with appropriate lettering, labels or tags, and maintain such markings, so as clearly to disclose Lender's security interest in the Equipment.


                             Exhibit 10.18.14 - 20

         Section 6.03. CHANGE IN NAME OR CORPORATE STRUCTURE OF BORROWER; CHANGE IN LOCATION OF BORROWER'S PRINCIPAL PLACE OF BUSINESS . Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Equipment are kept at such location. Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, place of business or chief executive office or change or proposed change in the location of the Equipment. Such notice shall be provided thirty (30) days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name and the trade names, if any, set forth on the execution page hereof.

         Section 6.04. LIENS AND ENCUMBRANCES TO TITLE . Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, charge, encumbrance or claim (together, "Liens") on or with respect to the Equipment or on or with respect to the real property where the Equipment will be located other than the respective rights of Lender and Issuer as herein provided; PROVIDED, HOWEVER, Borrower may create, incur, assume or suffer to exist a mortgage, deed of trust or similar lien on the real property where the Equipment will be located if Borrower provides Lender with a mortgagee's waiver or similar waiver in form and substance acceptable to lender. Borrower shall promptly, at its own expense, take such action as may be necessary to discharge or remove any such Lien or to provide Lender with a mortgagee's waiver or similar waiver. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien or for obtaining such waiver.









                             Exhibit 10.18.14 - 21

         Section 6.05. PERSONAL PROPERTY . The parties hereby agree that the Equipment is, and during the period this Agreement is in force will remain, personal property and, when subjected to use by Borrower hereunder, will not be or become fixtures; PROVIDED, HOWEVER, that if contrary to the parties' intent the Equipment is or may be deemed to be a fixture, Borrower shall cause filings to be made with the applicable government officials or filing offices to create and preserve for Lender as assignee of Issuer a perfected first priority security interest in the Equipment.

         Section 6.06. ASSIGNMENT OF INSURANCE . As additional security (but not as an absolute transfer) for the payment and performance of Borrower's obligations hereunder, Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Equipment or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Equipment. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

         Section 6.07. OCCUPANCY. (a) Borrower hereby irrevocably grants to Lender the right to occupy the property where the Equipment is located (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.

         (b) Lender may occupy the Premises only to hold, sell, store, liquidate, realize upon or otherwise dispose of the Equipment and for other purposes that Lender may in good faith deem to be related or incidental purposes.

         (c) The right of Lender to occupy the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all obligations of Borrower and Issuer hereunder, and (ii) final sale or disposition of all of the Equipment and delivery of all such Equipment to purchasers.

         (d) Lender shall not be obligated to pay or account for any rent or other compensation for the occupancy of the Premises. Borrower will pay, or reimburse Lender for, all taxes, fees, duties, levies, charges and expenses at any time incurred by or imposed upon Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Section.

         Section 6.08. AGREEMENT AS FINANCING STATEMENT . To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement.


                             Exhibit 10.18.14 - 22

                                   ARTICLE VII

                       AFFIRMATIVE COVENANTS OF BORROWER

         So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

         Section 7.01. REPORTING REQUIREMENTS . Borrower will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:

         (a) as soon as  available,  and in any event within one hundred  twenty
(120) days after the end of each fiscal year of Borrower and the Guarantors, the compiled financial statements of the Borrower and the Guarantors with the compilation report of independent certified public accountants of national standing selected by Borrower stating that such compilation is limited to presenting in form of financial statements information that is the representation of management and that, during such compilation, the accountants did not become aware of a departure from generally accepted accounting principles, which annual financial statements shall include the balance sheet of the Borrower and the Guarantors as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower and the Guarantors for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certificate of the chief financial officer of Borrower and the Guarantors stating (x) that such financial statements have been prepared in accordance with generally accepted accounting principles; (y) whether such officer has knowledge of the occurrence of any Default or Event of Default hereunder or fact or facts which may result in such a Default or Event of Default during the succeeding one hundred twenty (120) days and, if so, stating in reasonable detail the facts with respect thereto, and (z) all relevant facts in reasonable detail to evidence, and the computations as to whether Borrower is in compliance with the requirements set forth in Sections 7.09 and 7.10 hereof;

         (b) as soon as available and in any event within ninety (90) days after the end of the first three fiscal quarters of Borrower and the Guarantors, an unaudited balance sheet and statement of income and retained earnings of the Borrower and the Guarantors as of the end of and for such fiscal quarter then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles and certified by the chief financial officer of Borrower and the Guarantors, subject to year-end audit adjustments; and accompanied by a certificate of that officer stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied or fact or facts which may result in such a Default or Event of Default during the succeeding one hundred twenty (120) days and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to whether Borrower is in compliance with the requirements set forth in Sections
7.09 and 7.10 hereof;

         (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower of the type described in Article V hereof or which seek an uninsured monetary recovery against Borrower in excess of $100,000;

         (d) as  promptly as  practicable  (but in any event not later than five
(5) Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default


                             Exhibit 10.18.14 - 23
hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

         (e) promptly upon obtaining actual knowledge thereof, notice of any loss or destruction of or damage to any Equipment or of any material adverse change in any Equipment;

         (f) promptly after the amending thereof, copies of any and all amendments to its articles of incorporation or by laws that changes the name of Borrower;

         (g) promptly upon knowledge thereof, notice of the violation by Borrower of any law, rule or regulation the violation of which would have a material adverse effect on Borrower's financial or operational condition;

         (h) within 30 days of request by Lender, evidence satisfactory to Lender that Borrower has complied with the capital expenditure limitations of Code Section 144(a)(4); and

         (i) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower.

         Section 7.02. BOOKS AND RECORDS; INSPECTION AND EXAMINATION . Borrower will keep accurate books of record and account for itself pertaining to the Equipment and pertaining to Borrower's business and financial condition and such other matters as Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and will permit any officer, employee, attorney or accountant for Lender to audit, review, make extracts from, or copy any and all company and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its members, officers, employees or agents. Borrower will permit Lender, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Equipment at any time during Borrower's business hours.

         Section 7.03. COMPLIANCE WITH LAWS; ENVIRONMENTAL INDEMNITY . Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and regulations and obtain any permits, licenses or similar approvals required by any such laws or regulations and (c) use and keep the Equipment, and will require that others use and keep the Equipment, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Equipment. Borrower shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Equipment) with all laws of the jurisdictions in which its operations involving any component of Equipment may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Equipment or its interest or rights under this Agreement. Borrower will indemnify, defend and hold Lender harmless from and against any claims, loss or damage to which Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by Borrower or on property owned, leased or controlled by Borrower. This indemnification shall survive the termination of this Agreement and payment of the indebtedness hereunder and under the Bond.


                             Exhibit 10.18.14 - 24

         Section 7.04. PAYMENT OF TAXES AND OTHER CLAIMS . Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Equipment) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings, (ii) that in the aggregate do not exceed $10,000, and
(iii) which Borrower has posted a bond for. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Equipment, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Equipment.

         Section 7.05. MAINTENANCE OF EQUIPMENT . (a) Borrower shall, at its own expense, maintain, preserve and keep the Equipment in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Equipment in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted. Borrower shall maintain the Equipment in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements. In the event that any parts or accessories forming part of any item or items of Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Equipment and, as such, shall be subject to the terms of this Agreement. Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Equipment.

         (b) Borrower will defend the Equipment against all claims or demands of all persons (other than Lender) claiming the Equipment or any interest therein.

         (c) Borrower will keep the Equipment free and clear of all security interests, liens and encumbrances except the security interest created pursuant to this Agreement.

         Section 7.06. INSURANCE. (a) Borrower shall, at its own expense, procure and maintain continuously in effect: (i) public liability insurance for personal injuries, death or damage to or loss of property arising out of or in any way relating to the Equipment sufficient to protect Lender from liability in all events, with a coverage limit of not less than $1,000,000 per occurrence unless a different coverage minimum with respect to particular Equipment is required by Lender, and (ii) insurance against such hazards as Lender may require, including, but not limited to, all-risk casualty and property insurance, in an amount equal to the greater of the full replacement cost of the


                             Exhibit 10.18.14 - 25

Equipment with new equipment having substantially similar specifications or the applicable Prepayment Amount.

         (b) In accordance with State law, Borrower shall carry workers' compensation insurance covering all employees on, in, near or about the Equipment, and upon request, shall furnish to Lender certificates evidencing such coverage.

         (c) All insurance policies required by this Article shall be taken out and maintained with insurance companies acceptable to Lender; and shall contain a provision that the insurer shall not cancel or revise coverage thereunder without giving written notice to the insured parties at least thirty (30) days before the cancellation or revision becomes effective. No insurance shall be subject to any co-insurance clause. Each insurance policy required by this Article shall name Lender as an additional insured party and loss payee without regard to any breach of warranty or other act or omission of Borrower and shall include a lender's loss payable endorsement for the benefit of Lender. Prior to the delivery of Equipment, Borrower shall deposit with Lender evidence satisfactory to Lender of such insurance and, prior to the expiration thereof, shall provide Lender evidence of all renewals or replacements thereof.

         (d) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any Equipment and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower's property or the property of others. As among Lender, Borrower and Issuer, whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold Lender and Issuer harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) not solely and directly caused by Lender's or Issuer's gross negligence or willful misconduct of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Equipment, including but not limited to, (i) the selection, manufacture, purchase, acceptance or rejection of Equipment or the ownership of the Equipment, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Equipment, (iii) the condition of the Equipment sold or otherwise disposed of after possession by Borrower, (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents, (vi) a breach of Borrower of any of its covenants or obligations hereunder and (vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Equipment, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Lender, as the case may be. This provision shall survive the termination of this Agreement.

         Section 7.07. PRESERVATION OF EXISTENCE . Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business.

         Section 7.08. PERFORMANCE BY LENDER . If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, and if such failure shall continue for a period of ten calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections 7.05 and 7.06 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and


                             Exhibit 10.18.14 - 26
stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney-in-fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

         Section 7.09. FINANCIAL COVENANTS . Borrower will cause Pharmaceutical Resources, Inc. to comply with the following:

                 (a) WORKING CAPITAL REQUIREMENT. Pharmaceutical Resources, Inc. excess of current assets over current liabilities, both as determined in accordance with general accounting practices applied on a consistent basis, shall be no less than Fifty Million Dollars ($50,000,000).

                 (b) RATIO OF DEBT TO TANGIBLE NET WORTH. Pharmaceutical Resources, Inc. will maintain at all times its ratio of Debt (as defined above) to Tangible Net Worth (as defined below) at not more than 3.00 to 1.00. "Tangible Net Worth" means the excess of:

                      (a) the tangible assets of Pharmaceutical Resources, Inc., which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

                      (b) all Debt of Pharmaceutical Resources, Inc.;

PROVIDED, HOWEVER, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value (if known or easily asertainable), whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Pharmaceutical Resources, Inc. or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.


                             Exhibit 10.18.14 - 27

                  (c) TANGIBLE NET WORTH. Pharmaceutical Resources, Inc. will maintain its Tangible Net Worth (as defined above) at not less than Fifty Million Dollars at all times during the lease term.

         Section 7.10. COVENANT REGARDING TAX REGULATORY AGREEMENT . The representations made by Borrower in the Tax Regulatory Agreement are true and correct in all material respects and do not omit any further statement, the absence of which might be misleading in light of the statements made. The Borrower shall observe, perform and comply with all covenants and warranties undertaken by it in the Tax Regulatory Agreement.









                             Exhibit 10.18.14 - 28

                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

         So long as the Loan and the Bond shall remain unpaid, Borrower agrees that:

         Section 8.01. LIEN . Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Equipment except for the security interest created pursuant to this Agreement.

         Section 8.02. SALE OF ASSETS . Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Equipment or any interest therein (whether in one transaction or in a series of transactions).

         Section 8.03. CONSOLIDATION AND MERGER . Borrower will not consolidate with or merge into any person, or permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person. (There can be no change in ownership of borrower during the term of the lease).

         Section 8.04. ACCOUNTING . Borrower will not adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. Borrower will not adopt, permit or consent to any change in its fiscal year.

         Section 8.05. TRANSFERS . Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

         Section 8.06.  [RESERVED].

         Section 8.07. PLACE OF BUSINESS . Borrower will not permit any of the Equipment or any records pertaining to the Equipment to be located in any state or area in which, in the event of such location, a financing statement covering such Equipment would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Agreement.

         Section 8.08. MODIFICATIONS AND SUBSTITUTIONS . (a) Borrower will not make any material alterations, modifications or additions to the Equipment which cannot be removed without materially damaging the functional capabilities or economic value of the Equipment. Upon return of the Equipment to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Equipment as necessary to return the Equipment to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

         (b) Notwithstanding the provisions of subparagraph (a) of this section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Equipment, other parts, elements, portions, equipment or facilities; PROVIDED, HOWEVER, that any substitutions made pursuant to Borrower's obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent. Borrower shall provide


                             Exhibit 10.18.14 - 29
such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Equipment as so modified or substituted.

         Section 8.09. USE OF THE EQUIPMENT . Borrower will not install, use, operate or maintain the Equipment improperly, carelessly, in violation of any applicable law or in a manner contrary to that contemplated by this Agreement.

                                   ARTICLE IX

                  DAMAGE AND DESTRUCTION; USE OF NET PROCEEDS

         Borrower shall provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Equipment and of any accident involving any Equipment. If all or any part of the Equipment is lost, stolen, destroyed or damaged beyond repair ("Damaged Equipment"), Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower's sole cost and expense with equipment having substantially similar specifications and of equal or greater value to the Damaged Equipment immediately prior to the time of the loss occurrence, such replacement equipment to be subject to Lender's approval, whereupon such replacement equipment shall be substituted in this
Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount of the Damaged Equipment. Borrower shall notify Lender of which course of action it will take within fifteen (15) calendar days after the loss occurrence. If, within forty-five (45) calendar days of the loss occurrence, (a) Borrower fails to notify Lender; (b) Borrower and Lender fail to execute an amendment to this Agreement to delete the Damaged Equipment and add the replacement equipment or (c) Borrower fails to pay the applicable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount to be immediately due and payable, and Borrower is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Equipment that is not repaired or replaced shall be made available by Lender to be applied to discharge Borrower's obligation under this Article. The payment of the Prepayment Amount and the termination of Lender's interest in the Damaged Equipment is subject to the terms of Section 2.07 hereof. For purposes of this Article, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim or condemnation award after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim or award.





                             Exhibit 10.18.14 - 30

                                   ARTICLE X

                       ASSIGNMENT, SUBLEASING AND SELLING

         Section  10.01.  ASSIGNMENT  BY  LENDER  .  This  Agreement,   and  the
obligations of Borrower to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees (who shall be purchaser of the Bond or an interest therein) by Lender at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Borrower; PROVIDED, HOWEVER, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Borrower shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee, which notice Issuer shall maintain as evidence of the ownership and registration of the Bond, and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement and the Bond, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower. Upon receipt of notice of assignment, Borrower will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Equipment and in this Agreement.

         Section 10.02. NO SALE OR ASSIGNMENT BY BORROWER . This Agreement and the interest of Borrower in the Equipment may not be sold, assumed, assigned or encumbered by Borrower.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 11.01. EVENTS OF DEFAULT . The following constitute "Events of Default" under this Agreement:

         (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of ten (10) days;

         (b) failure by Borrower to maintain insurance on the Equipment in accordance with Section 7.06 hereof;

         (c) failure by Borrower to comply with the provisions of Sections 7.06, 7.09, 7.10, 7.11, 8.01, 8.02 or 8.03 hereof;

         (d) failure by Borrower or Issuer to observe and perform any other covenant, condition or agreement contained herein, in the Escrow Agreement, in the Tax Regulatory Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of thirty (30) days after written notice is given to Borrower or Issuer, as the case may be, specifying such failure and requesting that it be remedied;


                             Exhibit 10.18.14 - 31

PROVIDED, HOWEVER, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower or Issuer, as the case may be, within the applicable period and diligently pursued until the default is corrected;

         (e) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

         (f) Borrower or either Guarantor, as the case may be, shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or either Guarantor, as the case may be, shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or either Guarantor, as the case may be; or Borrower or either Guarantor, as the case may be, shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or either Guarantor, as the case may be; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower;

         (g) determination by Lender that any representation or warranty made by Borrower, Guarantor or Issuer herein, in the Tax Regulatory Agreement or in any other document executed in connection herewith was untrue in any material respect when made;

         (h) an Event of Taxability shall occur;

         (i) an amendment or termination related to a filed financing statement describing any of the Equipment is improperly filed;

         (j) the  occurrence  of a  default  or an event of  default  under  any
instrument,   agreement  or  other  document   evidencing  or  relating  to  any
indebtedness or other monetary obligation of Borrower;

         (k) the occurrence of a default or an event of default under any agreement between or among Lender, General Electric Capital Corporation or any of their affiliates and Borrower;

         (l) Either Guarantor shall repudiate, purport to revoke or fail to perform Guarantor's obligations or covenants under the Guaranty; or

         (m) ownership of the stock of Borrower or either Guarantor changes during the period that the loan is outstanding Borrower hereby acknowledges that Lender has made its decision to enter into the transaction contemplated hereby based upon the management expertise of the current stockholders and their ownership of the stock of Borrower.

         Section 11.02. REMEDIES ON DEFAULT . Whenever any Event of Default shall have occurred, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps insofar as the same are available to secured parties under Article 9 of the UCC in effect in the State from time to


                             Exhibit 10.18.14 - 32
time and which are otherwise accorded to Lender, as assignee of Issuer, by applicable law:

         (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan and the Bond then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

         (b) take possession of the Equipment wherever situated, without any court order or other process of law and without liability for enter in the premises, and lease, sublease or make other disposition of the Equipment for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Equipment pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Equipment during such period of time;

         (c) in accordance with the UCC, take possession of the Equipment wherever situated, without any court order or other process of law and without liability for entering the premises, and sell the Equipment in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

                  FIRST,  to pay all proper and  reasonable  costs and  expenses
         associated  with  the  recovery,   repair,  storage  and  sale  of  the
         Equipment, including reasonable attorneys' fees and expenses;

                  SECOND, to pay (i) Lender the amount of all unpaid Loan Payments or other obligations (whether direct or indirect owed by Borrower to Lender), if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer, and
         (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

                  THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Equipment to Borrower;

         (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees; and

         (e) take whatever action at law or in equity may appear necessary or desirable to enforce its rights with respect to the Equipment. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees.


                             Exhibit 10.18.14 - 33

         Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount.

         Section 11.03. RETURN OF EQUIPMENT . Upon an Event of Default, Borrower shall within ten (10) calendar days after notice from Lender, at its own cost and expense: (a) perform any testing and repairs required to place the Equipment in the condition required by Article VII; (b) if deinstallation, disassembly or crating is required, cause the Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lender; and (c) deliver the Equipment to a location specified by Lender, freight and insurance prepaid by Borrower. If Borrower refuses to deliver the Equipment in the manner designated, Lender may enter upon Borrower's premises where the Equipment is kept and take possession of the Equipment and charge to Borrower the costs of such taking. Borrower hereby expressly waives any damages occasioned by such taking.

         Section 11.04. NO REMEDY EXCLUSIVE . No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

         Section 11.05. LATE CHARGE . Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.

                                   ARTICLE XII

                                 MISCELLANEOUS

         Section 12.01. COSTS AND EXPENSES OF LENDER . After an Event of Default in connection with enforcement of Lender's rights and remedies hereunder, Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender in connection with the execution, performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Lender in connection with the Equipment, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items. Amounts so billed shall be due and payable by Borrower within thirty (30) days after receipt of the bill by Borrower.


                             Exhibit 10.18.14 - 34

         Section 12.01A. COSTS AND ADMINISTRATIVE EXPENSES OF ISSUER . Borrower shall pay to Issuer monthly the Administrative Fees, and such amounts in each year as shall be required by Issuer in payment of any reasonable costs and expenses incurred by Issuer in connection with the execution, performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Issuer in connection with the Equipment, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Issuer or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Issuer from time to time, together with a statement certifying that the amount so billed has been paid by Issuer for one or more of the items above described, or that such amount is then payable by Issuer for such item. Amounts so billed shall be due and payable by Borrower within thirty (30) days after receipt of the bill by Borrower.

         Section 12.02. DISCLAIMER OF WARRANTIES . LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE EQUIPMENT, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Equipment or the existence, furnishing, functioning or Borrower's use of any item or products or services provided for in this Agreement.

         Section 12.03. NOTICES . All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Regulatory Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Equipment or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) calendar days prior to the date of intended disposition or other action.

         Section 12.04. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS . Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Escrow Agreement or the Tax Regulatory Agreement and any rights of Lender hereunder or thereunder.

         Section 12.05. BINDING EFFECT; TIME OF THE ESSENCE . This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.


                             Exhibit 10.18.14 - 35

         Section 12.06. SEVERABILITY . In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 12.07. AMENDMENTS . To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         Borrower and Lender agree to amend Exhibit A to this Agreement to more specifically identify the Equipment being financed hereunder at such time as such identification is possible. Such amendment shall be effected by written instrument signed by Borrower and Lender. Issuer's consent to the amendment referred to in this paragraph shall not be required. Such amendment may take the form of a Payment Request Form in the form attached to the Escrow Agreement as Exhibit A executed by Borrower and Lender.

         Section 12.08. EXECUTION IN COUNTERPARTS . This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC. A purchase of this chattel paper from Issuer would violate the rights of Lender.

         Section 12.09. APPLICABLE LAW . This Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 12.10. CAPTIONS . The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         Section 12.11. ENTIRE AGREEMENT . This Agreement, the Tax Regulatory Agreement, the Escrow Agreement and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Equipment financed hereby.

         Section 12.12. USURY . It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

         Section 12.13. BOUND TRANSCRIPTS . Within 45 days of the day of closing, Borrower shall cause to be prepared and furnished, at Borrower's expense, to Lender and its counsel, bound transcripts containing this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and all other documents related thereto.

         Section 12.14. WAIVER OF JURY TRIAL . LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING


                             Exhibit 10.18.14 - 36

TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS
RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         Section 12.15. SURVIVAL OF OBLIGATIONS . The obligations of the Borrower to make the payments required by Section 5.3(b) hereof and to provide the indemnity required by Section 8.1 and Section 8.11 hereof shall survive the termination of this Agreement and the full payment of the Bond.

         Section 12.16. LIMITED LIABILITY; IMMUNITY OF DIRECTORS OF ISSUER . This Agreement does not pledge the general credit or the taxing power of the State or any political subdivision thereof. The liability of Issuer shall be limited to the proceeds received from the repayment of the loan hereunder.

         It is understood and agreed that Issuer is not generally or personally liable for the debt or any portion of the debt evidenced by this Agreement or the interest thereon; neither is Issuer nor are the directors of Issuer, the agents, attorneys or employees of Issuer, or their respective heirs, personal representatives or successors personally or generally liable in connection with any matter, cause or thing pertaining to this Agreement, the Tax Regulatory Agreement, the Escrow Agreement, or any instruments and documents executed and delivered by the Issuer in connection with the Equipment or the Bond.

         No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any director, officer, attorney, agent or employee of Issuer in an individual capacity. No recourse shall be had for the payment of the principal or the interest thereon, if any, payable upon the redemption of the Bonds or any claim based thereon against any officer, director, agent, attorney or employee of Issuer past, present or future, or its successors or assigns, as such, either directly or through Issuer, or any such successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability of such directors, officers, agents, attorneys or employees, being hereby released as a condition of, and as a consideration for, the execution and delivery of this Agreement.

        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.



                             Exhibit 10.18.14 - 37

Lender:                                 GE CAPITAL PUBLIC FINANCE, INC.



                                        By:/s/ Phillip Long
                                           -------------------
                                        Title: Vice President

Issuer:                                 RHODE ISLAND INDUSTRIAL FACILITIES
                                        CORPORATION



                                        By:/s/ Earl Queenan
                                           ------------------
                                        Title: Treasurer

Borrower:                               FINETECH LABORATORIES, LTD.



                                        By:/s/ Kenneth I. Sawyer
                                           ----------------------
                                        Title: Chairman


Trade Names of Borrower, if any:

NONE

                               ORIGINAL:____ OF 6







                             Exhibit 10.18.14 - 38

                                                     EXHIBIT A TO LOAN AGREEMENT


                     SCHEDULE OF EQUIPMENT AND LOAN PAYMENTS

                            Description of Equipment
                            ------------------------

         The following Equipment is the subject of the Loan Agreement dated as of December 1, 2002 among GE Capital Public Finance, Inc. ("Lender"), Rhode Island Industrial Facilities Corporation ("Issuer") and FineTech Laboratories, Ltd. ("Borrower").


      -------------------------------------------------------------------------
          EQUIPMENT                                                   PRICE
      -------------------------------------------------------------------------
      Laboratory & Walk-in Chemical Hoods                          $300,000.00
      -------------------------------------------------------------------------
      Different Sizes Rotovapors                                    100,000.00
      -------------------------------------------------------------------------
      Bench-Top Glass Reactors                                       30,000.00
      -------------------------------------------------------------------------
      Mechanical Stirrers, Vacuum & Circulation  Pumps              110,000.00
      -------------------------------------------------------------------------
      Glass Pharma Design 20-L Reactor Systems                      100,000.00
      -------------------------------------------------------------------------
      Analytical & Preparative Chromatographic Systems              250,000.00
      -------------------------------------------------------------------------
      GC/GC-MS Systems                                              100,000.00
      -------------------------------------------------------------------------
      FT-IR                                                          30,000.00
      -------------------------------------------------------------------------
      UV-Vis                                                         15,000.00
      -------------------------------------------------------------------------
      DSC/TGA/Melting Range Instrumentation                          40,000.00
      -------------------------------------------------------------------------
      Analytical & Laboratory Balances                               40,000.00
      -------------------------------------------------------------------------
      Titration Equipment                                            40,000.00
      -------------------------------------------------------------------------
      Temperature, Pressure & pH Measuring Equipment                 20,000.00
      -------------------------------------------------------------------------
      Laboratory Glassware & Auxiliary Equipment                    200,000.00
      -------------------------------------------------------------------------
      Computers, Communications & Network Equipment                 100,000.00
      -------------------------------------------------------------------------
      Laser Particle Size Analyzer                                   30,000.00
      -------------------------------------------------------------------------
      Pharma-design Mill                                             20,000.00
      -------------------------------------------------------------------------
      HVAC Equipment                                                200,000.00
      -------------------------------------------------------------------------
       X-Ray Instrumentation                                        200,000.00
      -------------------------------------------------------------------------


         The Equipment is located at the following address. Prior to the relocation of the Equipment or portion thereof, Borrower will provide 30 days' prior written notice to Lender:

500 Washington Street
Coventry, RI  02816



                             Exhibit 10.18.14 - 39

                                                SCHEDULE OF LOAN PAYMENTS
                                                -------------------------

                                             GE Capital Public Finance, Inc.
                                                    Payment Schedule

                                               FINETECH LABORATORIES, LTD.
                                             Closing Date: December 26, 2002
                                                   Coupon Rate: 4.27%
-----------------------------------------------------------------------------------------------------------------------
    Payment      Payment          Loan           Principal         Interest          Principal          Prepayment
-----------------------------------------------------------------------------------------------------------------------
      DATE        NUMBER        PAYMENT          COMPONENT         COMPONENT          BALANCE*           AMOUNT*
      ----        ------        -------          ---------         ---------          --------           -------
-----------------------------------------------------------------------------------------------------------------------
      12/26/02                     -                     -                 -          $2,000,000.00      $2,100,000.00
-----------------------------------------------------------------------------------------------------------------------
        2/1/03      1          $39,099.15           $28,796.37         $8,302.78       1,971,203.63       2,069,763.81
-----------------------------------------------------------------------------------------------------------------------
        3/1/03      2           37,099.15            30,084.95          7,014.20       1,941,118.68       2,038,174.61
-----------------------------------------------------------------------------------------------------------------------
        4/1/03      3           37,099.15            30,192.00          6,907.15       1,910,926.68       2,006,473.01
-----------------------------------------------------------------------------------------------------------------------
        5/1/03      4           37,099.15            30,299.44          6,799.71       1,880,627.24       1,974,658.60
-----------------------------------------------------------------------------------------------------------------------
        6/1/03      5           37,099.15            30,407.25          6,691.90       1,850,219.99       1,942,730.99
-----------------------------------------------------------------------------------------------------------------------
        7/1/03      6           37,099.15            30,515.45          6,583.70       1,819,704.54       1,910,689.77
-----------------------------------------------------------------------------------------------------------------------
        8/1/03      7           37,099.15            30,624.03          6,475.12       1,789,080.51       1,878,534.54
-----------------------------------------------------------------------------------------------------------------------
        9/1/03      8           37,099.15            30,733.01          6,366.14       1,758,347.50       1,846,264.88
-----------------------------------------------------------------------------------------------------------------------
       10/1/03      9           37,099.15            30,842.36          6,256.79       1,727,505.14       1,813,880.40
-----------------------------------------------------------------------------------------------------------------------
       11/1/03      10          37,099.15            30,952.11          6,147.04       1,696,553.03       1,781,380.68
-----------------------------------------------------------------------------------------------------------------------
       12/1/03      11          37,099.15            31,062.25          6,036.90       1,665,490.78       1,748,765.32
-----------------------------------------------------------------------------------------------------------------------
        1/1/04      12          37,099.15            31,172.78          5,926.37       1,634,318.00       1,716,033.90
-----------------------------------------------------------------------------------------------------------------------
        2/1/04      13          37,099.15            31,283.70          5,815.45       1,603,034.30       1,667,155.67
-----------------------------------------------------------------------------------------------------------------------
        3/1/04      14          37,099.15            31,395.02          5,704.13       1,571,639.28       1,634,504.85
-----------------------------------------------------------------------------------------------------------------------
        4/1/04      15          37,099.15            31,506.73          5,592.42       1,540,132.55       1,601,737.85
-----------------------------------------------------------------------------------------------------------------------
        5/1/04      16          37,099.15            31,618.84          5,480.31       1,508,513.71       1,568,854.26
-----------------------------------------------------------------------------------------------------------------------
        6/1/04      17          37,099.15            31,731.36          5,367.79       1,476,782.35       1,535,853.64
-----------------------------------------------------------------------------------------------------------------------
        7/1/04      18          37,099.15            31,844.27          5,254.88       1,444,938.08       1,502,735.60
-----------------------------------------------------------------------------------------------------------------------
        8/1/04      19          37,099.15            31,957.58          5,141.57       1,412,980.50       1,469,499.72
-----------------------------------------------------------------------------------------------------------------------
        9/1/04      20          37,099.15            32,071.29          5,027.86       1,380,909.21       1,436,145.58
-----------------------------------------------------------------------------------------------------------------------
       10/1/04      21          37,099.15            32,185.41          4,913.74       1,348,723.80       1,402,672.75
-----------------------------------------------------------------------------------------------------------------------
       11/1/04      22          37,099.15            32,299.94          4,799.21       1,316,423.86       1,369,080.81
-----------------------------------------------------------------------------------------------------------------------
       12/1/04      23          37,099.15            32,414.87          4,684.28       1,284,008.99       1,335,369.35
-----------------------------------------------------------------------------------------------------------------------
        1/1/05      24          37,099.15            32,530.22          4,568.93       1,251,478.77       1,301,537.92
-----------------------------------------------------------------------------------------------------------------------
        2/1/05      25          37,099.15            32,645.97          4,453.18       1,218,832.80       1,255,397.78
-----------------------------------------------------------------------------------------------------------------------
        3/1/05      26          37,099.15            32,762.14          4,337.01       1,186,070.66       1,221,652.78
-----------------------------------------------------------------------------------------------------------------------
        4/1/05      27          37,099.15            32,878.71          4,220.44       1,153,191.95       1,187,787.71
-----------------------------------------------------------------------------------------------------------------------
        5/1/05      28          37,099.15            32,995.71          4,103.44       1,120,196.24       1,153,802.13
-----------------------------------------------------------------------------------------------------------------------
        6/1/05      29          37,099.15            33,113.12          3,986.03       1,087,083.12       1,119,695.61
-----------------------------------------------------------------------------------------------------------------------
        7/1/05      30          37,099.15            33,230.95          3,868.20       1,053,852.17       1,085,467.74
-----------------------------------------------------------------------------------------------------------------------
        8/1/05      31          37,099.15            33,349.19          3,749.96       1,020,502.98       1,051,118.07
-----------------------------------------------------------------------------------------------------------------------
        9/1/05      32          37,099.15            33,467.86          3,631.29         987,035.12       1,016,646.17
-----------------------------------------------------------------------------------------------------------------------
       10/1/05      33          37,099.15            33,586.95          3,512.20         953,448.17         982,051.62
-----------------------------------------------------------------------------------------------------------------------
       11/1/05      34          37,099.15            33,706.46          3,392.69         919,741.71         947,333.96
-----------------------------------------------------------------------------------------------------------------------
       12/1/05      35          37,099.15            33,826.40          3,272.75         885,915.31         912,492.77
-----------------------------------------------------------------------------------------------------------------------
        1/1/06      36          37,099.15            33,946.77          3,152.38         851,968.54         877,527.60
-----------------------------------------------------------------------------------------------------------------------
        2/1/06      37          37,099.15            34,067.56          3,031.59         817,900.98         834,259.00
-----------------------------------------------------------------------------------------------------------------------
        3/1/06      38          37,099.15            34,188.79          2,910.36         783,712.19         799,386.43
-----------------------------------------------------------------------------------------------------------------------
        4/1/06      39          37,099.15            34,310.44          2,788.71         749,401.75         764,389.79
-----------------------------------------------------------------------------------------------------------------------


                                                 Exhibit 10.18.14 - 40

-----------------------------------------------------------------------------------------------------------------------
        5/1/06      40          37,099.15            34,432.53          2,666.62         714,969.22         729,268.60
-----------------------------------------------------------------------------------------------------------------------
        6/1/06      41          37,099.15            34,555.05          2,544.10         680,414.17         694,022.45
-----------------------------------------------------------------------------------------------------------------------
        7/1/06      42          37,099.15            34,678.01          2,421.14         645,736.16         658,650.88
-----------------------------------------------------------------------------------------------------------------------
        8/1/06      43          37,099.15            34,801.40          2,297.75         610,934.76         623,153.46
-----------------------------------------------------------------------------------------------------------------------
        9/1/06      44          37,099.15            34,925.24          2,173.91         576,009.52         587,529.71
-----------------------------------------------------------------------------------------------------------------------
       10/1/06      45          37,099.15            35,049.52          2,049.63         540,960.00         551,779.20
-----------------------------------------------------------------------------------------------------------------------
       11/1/06      46          37,099.15            35,174.23          1,924.92         505,785.77         515,901.49
-----------------------------------------------------------------------------------------------------------------------
       12/1/06      47          37,099.15            35,299.39          1,799.76         470,486.38         479,896.11
-----------------------------------------------------------------------------------------------------------------------
        1/1/07      48          37,099.15            35,425.00          1,674.15         435,061.38         443,762.61
-----------------------------------------------------------------------------------------------------------------------
        2/1/07      49          37,099.15            35,551.06          1,548.09         399,510.32         407,500.53
-----------------------------------------------------------------------------------------------------------------------
        3/1/07      50          37,099.15            35,677.56          1,421.59         363,832.76         371,109.42
-----------------------------------------------------------------------------------------------------------------------
        4/1/07      51          37,099.15            35,804.51          1,294.64         328,028.25         334,588.82
-----------------------------------------------------------------------------------------------------------------------
        5/1/07      52          37,099.15            35,931.92          1,167.23         292,096.33         297,938.26
-----------------------------------------------------------------------------------------------------------------------
        6/1/07      53          37,099.15            36,059.77          1,039.38         256,036.56         261,157.29
-----------------------------------------------------------------------------------------------------------------------
        7/1/07      54          37,099.15            36,188.09            911.06         219,848.47         224,245.44
-----------------------------------------------------------------------------------------------------------------------
        8/1/07      55          37,099.15            36,316.85            782.30         183,531.62         187,202.25
-----------------------------------------------------------------------------------------------------------------------
        9/1/07      56          37,099.15            36,446.08            653.07         147,085.54         150,027.25
-----------------------------------------------------------------------------------------------------------------------
       10/1/07      57          37,099.15            36,575.77            523.38         110,509.77         112,719.97
-----------------------------------------------------------------------------------------------------------------------
       11/1/07      58          37,099.15            36,705.92            393.23          73,803.85          75,279.932
-----------------------------------------------------------------------------------------------------------------------
       12/1/07      59          37,099.15            36,836.53            262.62          36,967.32          37,706.67
-----------------------------------------------------------------------------------------------------------------------
        1/1/08      60          37,099.15            36,967.32            131.83             (0.00)              (0.00)
                               ----------           ----------           -------
-----------------------------------------------------------------------------------------------------------------------
                              $2,225,949.00      $2,000,000.00      $ 225,949.00
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
* After payment of loan payment due on such date
-----------------------------------------------------------------------------------------------------------------------

                                               Exhibit 10.18.14 - Page 41

                                                     EXHIBIT B TO LOAN AGREEMENT



                        FORM OF CERTIFICATE OF ACCEPTANCE

         I, the undersigned, hereby certify that I am the duly qualified and acting _____________ of FineTech Laboratories, Ltd. ("Borrower") and, with respect to the Loan Agreement dated as of December 1, 2002 (the "Agreement") by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and Rhode Island Industrial Facilities Corporation ("Issuer"), that:

         1. The equipment described in Exhibit A to the Agreement (the "Equipment") has been delivered and installed in accordance with Borrower's specifications and has been accepted by Borrower.

         2. Borrower has obtained from a reputable insurance company qualified to do business in the State (as defined in the Agreement) insurance with respect to all risks required to be covered thereby pursuant to Section 7.06 of the Agreement.

         3. Attached to this Certificate of Acceptance are Vendor invoice(s) and/or bill(s) of sale relating to the Equipment and, if such invoices have been paid by Issuer or Borrower, evidence of payment thereof and, if applicable, evidence of official intent to reimburse such payment as required by the Code (as defined in the Agreement).

         4. All of the representations and warranties of Borrower contained in the Agreement are true and correct as of the date hereof and no Default or Event of Default has occurred thereunder.

Dated: __________ __, 2002.

Borrower:                                  FINETECH LABORATORIES, LTD.



                                           By__________________________________
                                           Title_______________________________
                                           Date________________________________






                             Exhibit 10.18.14 - 42

                                                     EXHIBIT C TO LOAN AGREEMENT



                     FORM OF OPINION OF COUNSEL TO BORROWER

                                               December ___, 2002




Rhode Island Industrial Facilities Corporation
One West Exchange Street
Providence, RI 02903

FineTech Laboratories, Ltd.
500 Washington Street
Coventry, RI 02816

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN 55437

         Re: $2,000,000 Rhode Island Industrial Facilities Corporation Revenue Bond (Finetech Laboratories, Ltd. Project - 2002 Series)
              ----------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to FineTech Laboratories, Ltd. (the "Borrower") with respect to the issuance and delivery of the bond described above (the "'Bond") and with respect to the Loan Agreement dated as of December 1, 2002 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Rhode Island Industrial Facilities Corporation ("'Issuer") and the Borrower, the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Corporation, as escrow agent, the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement") (the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements.

         The bonds are issued to finance the acquisition of certain machinery and equipment for facilities located at 500 Washington Street, Coventry, Rhode Island and to install such machinery and equipment thereon and therein (the "Equipment") for the use in the manufacturing of printed folding boxes, cards, tags and labels by the Borrower.

                  1. Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of ____________ with full power and authority to own its properties and conduct its business.

                  2. Borrower has full power and authority to execute and deliver the Agreements and to carry out the terms thereof. The
         Agreements  have  been  duly  and  validly  authorized,   executed  and
         delivered, are in full force and effect and are the legal, valid and binding contracts of Borrower enforceable in accordance with their respective terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by


                             Exhibit 10.18.14 - 43
         bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  3. No consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Agreements, except for such action which has been duly obtained or taken and is in full force and effect.

                  4. The consummation of the transactions contemplated by the Agreements and the carrying out of the terms thereof will not result in violation of any provisions of the articles of incorporation or bylaws of Borrower or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is a party or by which it or its property is bound.

                  5. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Borrower is or may become a party or of which any property of Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Borrower which, if determined adversely to Borrower, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Borrower.

                  6. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Bond, the Agreements or the transactions contemplated thereby.





                             Exhibit 10.18.14 - 44

                  7. Borrower has taken all steps legally required as a condition precedent to the execution and delivery of the Loan Agreement and to permit the commencement of the acquisition, installation and operation of the Equipment (defined in the Loan Agreement). Borrower has made all submissions to governmental authorities and has obtained, and there are currently in full force and effect, all consents, approvals, authorizations, accreditations, licenses, permits and orders of any governmental or regulatory authority that are required to be obtained by Borrower to enable the Equipment to be acquired and installed in accordance with the plans and specifications thereof.

                  8. The Equipment constitutes personal property and when used by Borrower will not become fixtures under applicable law.

                  9. The provisions of the Loan Agreement are effective to create a security interest in favor of Lender, as assignee of Issuer, in all of the Borrower's right, title and interest in and to the Equipment and all proceeds thereof. Such security interest has been properly perfected and is subject to no liens or encumbrances.

         This opinion may be relied upon by the addressees hereto and any of their successors and assigns.

                                        Very truly yours






                             Exhibit 10.18.14 - 45

                                                     EXHIBIT D TO LOAN AGREEMENT

                         FORM OF OPINION OF BOND COUNSEL

                                     ___________ __, 2002

Rhode Island Industrial Facilities Corporation
One West Exchange Street
Providence, RI  02903

FineTech Laboratories, Ltd.
500 Washington Street
Coventry, RI  02816

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN  55437

                                   $2,000,000
           Rhode Island Industrial Facilities Corporation Revenue Bond
              (FineTech Laboratories, Ltd. Project - 2002 Series )

Ladies and Gentlemen:

         We have acted as counsel to Rhode Island Industrial Facilities Corporation ("Issuer") in connection with the issuance and sale of the bond described above (the "Bond") and with respect to the Loan Agreement dated as of December 1, 2002 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Issuer and FineTech Laboratories, Ltd. ("Borrower"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Corporation, as escrow agent, the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

         The Bonds are issued under and pursuant to the Rhode Island Industrial Facilities Corporation Act, being Chapter 37.1 of Title 45 of the Rhode Island General Laws (1956), as amended, for the purpose of loaning the proceeds thereof to FineTech Laboratories, Ltd. (the "Borrower") to finance the acquisition of certain machinery and equipment by the Borrower for facilities located at 500 Washington Street, Coventry, Rhode Island and to install such machinery and equipment thereon and therein (the "Equipment") for manufacturing purposes. The proceeds of the Bond will be loaned to the Borrower pursuant to a Loan Agreement dated as of December 1, 2002 (the "Loan Agreement") among GE Capital Public
Finance, Inc. (the "Lender"), the Issuer and the Borrower and an Escrow Agreement dated as of December 1, 2002 among the Issuer, Lender, the Borrower


                             Exhibit 10.18.14 - 46
and Marshall & Ilsley Corporation, as Escrow Agent (the "Escrow Agent"). Under the Loan Agreement, the Borrower has agreed to make Loan Payments to be used to pay when due the principal of, Prepayment Price (as defined in the Loan Agreement), premium (if any) and interest on the Bonds.

         We have examined executed counterparts of the following, each dated as of December 1, 2002: (i) the Loan Agreement, (ii) the Escrow Agreement, (iii) the Bond Purchase Agreement among the Lender, the Issuer and the Borrower, and
(iv) executed Bond No. R-1 (the "Issuer Documents").

         As to questions of fact material to our opinion, we have relied upon representations of the Issuer and the Borrower contained in the Issuer
Documents, the certified proceedings and other certifications of public officials furnished to us, and certifications furnished to us by or on behalf of the Issuer and the Borrower without undertaking to verify the same by independent investigation.

         Based upon the foregoing, we are of opinion that, under existing law:

         1. The Issuer is duly created and validly existing as a public body corporate and agency of the State of Rhode Island and Providence Plantations (the "State") with the corporate power to enter into and perform the Issuer Documents and to issue the Bond.

         2. The Issuer Documents have been duly authorized, executed and delivered by the Issuer and are valid and binding obligations of the Issuer legally enforceable upon the Issuer in accordance with their terms.

         3. The Bond has been duly authorized, executed and delivered by the Issuer, is a valid and binding special obligation of the Issuer legally enforceable upon the Issuer in accordance with its terms, and the principal of, Prepayment Price, premium, if any, and interest on, and any amounts payable pursuant to the terms of the Bond (collectively, the "Debt Service") are payable solely from Loan Payments and other monies and security under the Loan Agreement.

         4. The interest on the Bond is excluded from gross income for federal income tax purposes, except for any period during which the Bond is held by a "substantial user" of the facilities financed by the Bond or a "related person" within the meaning of Section 147(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and except that the Borrower or another person, by taking action within three years after the date hereof that causes the $10,000,000 limitation set forth in Section 144(a)(4) of the Code or the $40,000,000 limitation set forth in Section 144(a)(10) of the Code to be exceeded, may cause interest on the Bond to become included in the gross income (retroactive to the date hereof, in the case of the $40,000,000 limitation) for federal income tax purposes. It should be noted, however, that interest on the Bond is an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations.

         In addition to the foregoing exceptions, the opinion set forth in the first sentence of this paragraph is subject to the condition that the Issuer and the Borrower comply with all requirements of the Code that must be satisfied subsequent to the issuance of the Bond in order that interest thereon be, or continue to be, excluded from gross income for federal income tax purposes. The Issuer and Borrower have covenanted to comply with each such requirement. Failure to comply with certain requirements may cause the inclusion of interest on the Bond in gross income for federal income tax purposes to be retroactive to


                             Exhibit 10.18.14 - 47
the date of issuance of the Bond. We express no opinion regarding other federal tax consequences arising with respect to the Bond.

         5. The Bond and the interest thereon are free from taxation of every kind by the State and by the municipalities and all political subdivisions of the State, although the Bond and any income therefrom may be included in the measure of State estate taxes and of certain State corporate and business taxes.

         It is to be understood that the rights of the holders of the Bond and the enforceability of the Bond and the Issuer Documents may be subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights heretofore or hereafter enacted to the extent constitutionally applicable and that their enforcement may also be subject to the exercise of judicial discretion in appropriate cases.

         This opinion relates only to the laws of the State of Rhode Island and federal securities laws, and we express no opinion herein with respect to the laws of any other jurisdiction. This opinion speaks as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise you of any change in any matter set forth herein. This opinion is solely for your benefit in connection with the issuance of the Bonds and may not be cited or relied upon by any other person or by you in connection with any other matter without our firm's express written consent.

                                       Very truly yours,








                             Exhibit 10.18.14 - 48

                                                     EXHIBIT E TO LOAN AGREEMENT

         FORM OF BOND

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THEREFORE CANNOT BE RESOLD UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS BOND AND THE INTEREST THEREON SHALL NOT CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS OR ANY POLITICAL SUBDIVISION THEREOF AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR PREMIUM, IF ANY, OR THE INTEREST HEREON. THE RHODE ISLAND INDUSTRIAL FACILITIES CORPORATION IS NOT OBLIGATED TO PAY THE PRINCIPAL OF, OR PREMIUM, IF ANY, OR THE INTEREST HEREON, EXCEPT FROM OR IN CONNECTION WITH THE AGREEMENT DESCRIBED HEREIN.

           Rhode Island Industrial Facilities Corporation Revenue Bond
               (FineTech Laboratories, Ltd. Project- 2002 Series)

No.:  R-1         $2,000,000

                  Maturity Date                    Interest Rate:   4.27%
                  January 1, 2008

         RHODE ISLAND INDUSTRIAL FACILITIES CORPORATION, a public corporation and governmental agency of the State of Rhode Island and Providence Plantations (the "State") duly created and validly existing under the laws of the State (hereafter referred to as "Issuer"), for value received, hereby promises to pay GE Capital Public Finance, Inc., 8400 Normandale Lake Boulevard, Suite 470, Minneapolis, Minnesota 55437, or to registered assigns, but solely from the Loan Payments hereinafter described, the principal sum of TWO MILLION DOLLARS in any coin or currency of the United States of America which on the date of payment thereof is the legal tender for the payment of public and private debts, and to pay, solely from such Loan Payments, in like coin and currency, interest on the principal sum from the date hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Loan Agreement dated as of December 1, 2002 (the "Loan Agreement") among Issuer, GE Capital Public Finance, Inc. ("Lender") and FineTech Laboratories, Ltd. ("Borrower"). All terms used herein in capitalized form and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         This Bond is payable as to principal and prepayment premium, if any, solely from Loan Payments to be made by Borrower and is secured by, among other things, a lien on the Equipment financed pursuant to the Loan Agreement.

         THIS BOND IS A SPECIAL OBLIGATION OF THE ISSUER AND IS SECURED SOLELY BY A PLEDGE OF THE REVENUES AND RECEIPTS DERIVED BY THE ISSUER FROM OR IN CONNECTION WITH THE LOAN AGREEMENT AND THIS BOND SHALL NOT CONSTITUTE NOR GIVE RISE TO ANY PECUNIARY LIABILITY OR A CHARGE AGAINST THE GENERAL CREDIT OF


                             Exhibit 10.18.14 - 49

ISSUER. THIS BOND AND THE INTEREST HEREON SHALL NOT CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF (OTHER THAN A SPECIAL OBLIGATION OF ISSUER) AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE NOR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, OR PREMIUM, IF ANY, OR THE INTEREST HEREON, NOR SHALL ISSUER BE OBLIGATED TO PAY THE PRINCIPAL OF, OR PREMIUM, IF ANY, OR THE INTEREST HEREON EXCEPT FROM THE REVENUES DERIVED FROM OR IN CONNECTION WITH THE AGREEMENT AS AFORESAID.

         No covenant or agreement contained in this Bond shall be deemed to be the covenant or agreement of any member, officer, attorney, agent or employee of the Issuer in an individual capacity. No recourse shall be had for the payment of the principal, or premium, if any, or the interest hereon, or any claim based thereon against any officer, member, agent, attorney or employee of Issuer, past, present or future, or any successors or assigns, as such, either directly or through Issuer, or any such successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability of such members, officers, agents, attorneys or employees being hereby released as a condition of, and as a consideration for, the execution and delivery of this Bond.

         The person in whose name this Bond is registered shall be deemed and regarded as the absolute owner hereof for all purposes, and payment of or on account of principal, premium or interest to such registered owner shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.

         This Bond is transferable only in minimum denominations of $100,000 by Lender upon prior written notice to the Issuer and the Borrower by an assignment duly executed by Lender or its duly authorized attorney and upon the concurrent assignment of the rights and interests of Lender under the Loan Agreement and the Assignment to the transferee of this Bond; provided, however, that each Lender by its acceptance hereof agrees that it shall not transfer this Bond except in compliance with all applicable federal and state securities laws.

         This Bond is subject to prepayment upon the terms and conditions set forth in the Loan Agreement.

         It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State applicable thereto and that the issuance of this Bond is in fully compliance with all Constitutional and statutory limitations, provisions and restrictions.

         IN WITNESS WHEREOF, Rhode Island Industrial Facilities Corporation has issued this Bond and has caused the same to be signed by the signature of its authorized representative this ____ day of __________, 2002.

                                RHODE ISLAND INDUSTRIAL FACILITIES
                                CORPORATION

                                By:

                                Its:  Treasurer
                                    ------------------------------------






                             Exhibit 10.18.14 - 50

                                   ASSIGNMENT

         FOR  VALUE   RECEIVED,   the   undersigned   ___________________   (the
"Transferor") hereby sells, assigns and transfers unto ___________________ (the "Transferee")


                        PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF TRANSFEREE


                              --------------------

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________ as attorney to register the transfer of the within Bond on the books kept for registration of transfer thereof, with full power of substitution in the premises.

Date:
Signature Guaranteed:


__________________________________

NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e.. Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program
(SEMP) or New York Stock Exchange Medallion Signature Program.

NOTICE: No transfer will be registered and no new Bond will be issued in the name of the Transferee, unless the signature(s) to this assignment correspond(s) with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever and the Social Security or Federal Employer Identification Number of the Transferee is supplied.






                             Exhibit 10.18.14 - 51

                                                     EXHIBIT G TO LOAN AGREEMENT


         FORM OF OPINION OF ISRAELI COUNSEL



                                                     December ___, 2002

Rhode Island Industrial Facilities Corporation
One West Exchange Street
Providence, RI 02903

FineTech Laboratories, Ltd.
500 Washington Street
Coventry, RI 02816

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN 55437

          Re: $2,000,000 Rhode Island Industrial Facilities Corporation

              REVENUE BOND (FINETECH LABORATORIES, LTD. PROJECT - 2002 SERIES)

Ladies and Gentlemen:

         We have acted as counsel to FineTech Laboratories, Ltd. (the "Borrower") with respect to the issuance and delivery of the bond described above (the "'Bond") and with respect to the Loan Agreement dated as of December 1, 2002 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Rhode Island Industrial Facilities Corporation ("'Issuer") and the Borrower, the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Corporation, as escrow agent, the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement") (the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements.

         The bonds are issued to finance the acquisition of certain machinery and equipment for facilities located at 500 Washington Street, Coventry, Rhode Island and to install such machinery and equipment thereon and therein (the "Equipment") for the use in the manufacturing of printed folding boxes, cards, tags and labels by the Borrower.

                  1. Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of ____________ with full power and authority to own its properties and conduct its business.

                  2. Borrower has full power and authority to execute and deliver the Agreements and to carry out the terms thereof. The
         Agreements  have  been  duly  and  validly  authorized,   executed  and
         delivered, are in full force and effect and are the legal, valid and binding contracts of Borrower enforceable in accordance with their respective terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by


                             Exhibit 10.18.14 - 52
         bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  3. No consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Agreements, except for such action which has been duly obtained or taken and is in full force and effect.

                  4. The consummation of the transactions contemplated by the Agreements and the carrying out of the terms thereof will not result in violation of any provisions of the articles of incorporation or bylaws of Borrower or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is a party or by which it or its property is bound.

                  5. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Borrower is or may become a party or of which any property of Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Borrower which, if determined adversely to Borrower, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Borrower.

                  6. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Bond, the Agreements or the transactions contemplated thereby.



                             Exhibit 10.18.14 - 53

                  7. Borrower has taken all steps legally required as a condition precedent to the execution and delivery of the Loan Agreement and to permit the commencement of the acquisition, installation and operation of the Equipment (defined in the Loan Agreement). Borrower has made all submissions to governmental authorities and has obtained, and there are currently in full force and effect, all consents, approvals, authorizations, accreditations, licenses, permits and orders of any governmental or regulatory authority that are required to be obtained by Borrower to enable the Equipment to be acquired and installed in accordance with the plans and specifications thereof.

                  8. The Equipment constitutes personal property and when used by Borrower will not become fixtures under applicable law.

                  9. The provisions of the Loan Agreement are effective to create a security interest in favor of Lender, as assignee of Issuer, in all of the Borrower's right, title and interest in and to the Equipment and all proceeds thereof. Such security interest has been properly perfected and is subject to no liens or encumbrances.

         This opinion may be relied upon by the addressees hereto and any of their successors and assigns.

                                Very truly yours






                             Exhibit 10.18.14 - 54

                                                     EXHIBIT H TO LOAN AGREEMENT


                 FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

         I, the undersigned, hereby certify that I am the duly qualified and acting chief financial officer of _______________ ("Borrower") and, with respect to Section [7.01(a)/7.01(b)] of the Loan Agreement dated as of _________, ___ (the "Agreement") by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and _______________ ("Issuer"), that:

         1. The attached financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         2. I have no knowledge of any Default or Event of Default under the Agreement.

         [3. Section ___ of the Agreement requires Borrower to maintain its ration of Debt o Tangible Net Worth at not more than ___ to 1.00. The calculation of such ration is set forth below:





         4. Section ___ of the Agreement requires Borrower to maintain its Debt Service Coverage Ratio at not less than ___ to 1.00. The calculation of such ratio is set forth below:

         5. Section ___ of the Agreement requires Borrower to maintain its Tangible Net Worth at not less than $_______. Borrower's Tangible Net Worth is $________.]

Dated:   __________, 20__.

                                    BORROWER:


                                    By:__________________________________

                                    Title: Chief Financial Officer
                                    Date:________________________________







                             Exhibit 10.18.14 - 55